UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2007

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On November 13, 2007, Cyanotech Corporation issued a news release stating, among other things that its Board of Directors has adopted a strategic shift in the company’s business model from its traditional focus on the processing and distribution of microalgae products to a marketing-oriented approach seeking to derive more value from its leading products, natural astaxanthin and spirulina. To facilitate this transition, the company’s founder, Gerald R. Cysewski, Ph.D., age 58, has agreed to stand down from his positions as chairman, president and chief executive officer to become chief scientific officer, focusing on developing new microalgae products for Cyanotech.

The Board of Directors has retained the executive search firm of Heidrick & Struggles to manage the search for the new chief executive officer.

Exhibit Number

99.1	News Release Headed: Cyanotech Announces Strategic Shift to Marketing-Oriented Business Model, Initiates Search for New President and CEO to Lead Effort

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH
CORPORATION (Registrant)

November 13, 2007	By:	/s/ William R. Maris
William R. Maris Chief Financial Officer and VP of Finance and Administration